PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA HEALTHCARE ANNOUNCES NEW INVESTMENTS TOTALING $78.8 MILLION
TIMONIUM, MARYLAND - November 2, 2004 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced it has closed on $78.8 million of new investments, as well as the re-leasing of two skilled nursing facilities ("SNFs").

New Investments

The Company announced the closing of the purchase of fourteen SNFs and one assisted living facility on November 2, 2004, for a total investment of $72.3 million. Thirteen of the facilities are in Pennsylvania and two are located in Ohio. One additional facility located in West Virginia is expected to be purchased effective upon review and approval of the West Virginia Health Care Authority Certificate of Need Division. The West Virginia facility is a combined SNF and rehabilitation hospital. The facilities have been simultaneously leased back to the sellers, which are subsidiaries of Guardian LTC Management, Inc., under a new master lease effective November 2, 2004.

Rent under the master lease is initially $7.4 million for the first lease year commencing November 2, 2004, with annual increases thereafter. The rent will increase to $8.2 million upon completion of the West Virginia facility closing. The term of the master lease is ten years and runs through October 31, 2014, followed by four renewal options of five-years each. The Company has received a security deposit equivalent to three months rent.

The Company also announced the closing of a first mortgage loan on November 1, 2004, in the amount of $6.5 million on one SNF in Cleveland, Ohio. The operator of the facility is an affiliate of CommuniCare Health Services, Inc., an existing Omega tenant. The term of the mortgage is ten years and carries an interest rate of 11%. The Company has received a security deposit equivalent to three months interest.

"We are very pleased to be doing business with quality regional operators like Guardian and CommuniCare. Both management teams deliver high quality patient care and have demonstrated a detailed understanding of their local markets." said Taylor Pickett, President and CEO of Omega.

Facility Re-Leases

Effective November 1, 2004, the Company re-leased two SNF’s formerly leased by Sun Healthcare Group, Inc., both located in California. The first, representing 59 beds, was re-leased to a new operator under a single facility lease with a ten-year term and an initial annual lease rate of approximately $200,000. The second, representing 98 beds, was also re-leased to a new operator under a single facility lease with a three and a half year term and an initial annual lease rate of approximately $180,000.

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Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At September 30, 2004, the Company owned or held mortgages on 205 skilled nursing and assisted living facilities with approximately 21,900 beds located in 29 states and operated by 39 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO, or Dan Booth, COO, at (410) 427-1700
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This announcement includes forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. Omega undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Such forward-looking statements should be regarded solely as reflections of Omega's current operating plans and estimates. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of Omega's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages, and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in Omega’s filings with the Securities and Exchange Commission.